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                                                                       EXHIBIT 1

                          Consent of Ernst & Young LLP
                          ----------------------------


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-46134) pertaining to the Greif Bros. Corporation Production Associates 401(k) Retirement Plan and Trust of our report dated May 30, 2001, with respect to the financial statements of the Greif Bros. Corporation Production Associates 401(k) Retirement Plan and Trust included in this Annual Report (Form 11-K) for the year ended December 31, 2000.

                                                     /s/ Ernst & Young LLP


Columbus, Ohio
June 25, 2001


























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